Exhibit 10.1

AMENDMENT TO

EMPLOYMENT AGREEMENT

THIS AMENDMENT is dated April 18, 2013 by and between Amicus Therapeutics, Inc. (the “Company”) and John F. Crowley (“Employee”).

WHEREAS, the Company and Employee are parties to an Employment Agreement dated June 28, 2011 (the “Employment Agreement”); and

WHEREAS, Section 7.6 of the Employment Agreement provides that the Company and Employee may amend the Employment Agreement by agreement in writing; and

WHEREAS, the Company and Employee desire to amend the Employment Agreement as described herein; and

WHEREAS, capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Employment Agreement.

NOW, THEREFORE, in consideration of these premises and intending to be legally bound hereby:

1.             The third sentence of Section 5.4 of the Employment Agreement is hereby amended and restated in its entirety as follows:

Further, if Employee elects COBRA continuation of his insured group health benefits, the Company will waive the applicable premiums otherwise payable for such COBRA continuation for a period of 18 months (or, if less, for the duration of such COBRA continuation).

2.             Section 5.7(d) of the Employment Agreement is hereby deleted in its entirety.

3.             The Employment Agreement, as amended by the foregoing changes, is hereby ratified and confirmed in all respects.

4.             This Amendment may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment on the day and year first above written.

AMICUS THERAPEUTICS, INC.

By:	/s/ Donald J. Hayden, Jr.

Name:	Donald J. Hayden, Jr.
Title:	Lead Independent Director

JOHN F. CROWLEY

/s/ John F. Crowley